UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
August 26, 2014

ANDALAY SOLAR, INC. (Exact name of registrant as specified in its charter)
Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2721 Shattuck Avenue, #305, Berkeley, CA 94705
 (Address of principal executive offices)

48900 Milmont Dr., Fremont, CA 94538
 (Former address of principal executive offices)

Registrant’s telephone number, including area code:  (408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2015, Andalay Solar, Inc., a Delaware corporation, (the “Company” or the “Registrant") issued the attached press release. A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K.

(b) On August 26, 2015 Wei-Tai Kwok, our Chief Operating Officer and member of the Registrant’s board of directors, resigned his board director position and, on September 4, 2015, Mr. Kwok departed as the Company’s Chief Operating Officer. Mr. Kwok’s responsibilities will be overseen by the Company’s Chief Executive Officer and his position is not expected to be filled.

Item 8.01  Other Events.

On September 14, 2015, the Registrant issued the attached press release to discuss the Company’s future direction. The information contained in the press release is being furnished to the Commission and shall not be deemed incorporated by reference into any of the Registrant’s registration statements or other filings with the Commission.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Andalay Solar, Inc., dated September 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2015	ANDALAY SOLAR, INC.
By: /s/ Steven Chan
Steven Chan,
Chief Executive Officer and Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Andalay Solar, Inc., dated September 14, 2015.